Exhibit 99.2

2017 Third Quarter Financial Review October 25, 2017 Matt Kaplan, President and Chief Executive Officer Randy Nebel, Executive Vice President of Integrated Packaging Andrea K. Tarbox, Executive Vice President and CFO

Forward-looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. Risk Factors These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. Non-GAAP Financial Measures This presentation refers to non-U.S. GAAP financial information. A reconciliation of non-U.S. GAAP to U.S. GAAP financial measures is available at the end of the press release and on the company’s website at KapStonepaper.com under Investors. Forward-Looking Statements 2

Quarter 3 Financial Summary ($ in Millions, except per share) Q3 2017 Q3 2016 Inc/(Dec)(1) Q2 2017 Inc/(Dec)(1) Net Sales $ 868 $ 77712%$ 823 6% Net Income$30 $31 (3%)$2052% Diluted EPS$0.30 $0.32 (6%)$0.2050% EBITDA$107 $999%$8822% Adjusted EBITDA(2)$121$10812%$ 10021% Adj. Net Income(2)$38$375%$2742% Adj. Diluted EPS$0.39$0.375%$0.2744% (1) Percentage change calculations made using unrounded source financials (2) Excludes non-cash stock compensation and changes in contingent consideration, and acquisition, integration, severance expenses, union bonus ratification, loss on asset disposals, plant closure costs and other charges. Net of accumulated tax adjustments for Adjusted Net Income 3

Q3 2017 Compared to Q3 2016 Favorable Price/Mix Fuels Earnings Gain Net Sales Adjusted EBITDA $57 $4 $12 $9 $12 $868 $26 $8 $128 $8 $7 $57 $121 $777 $108 Price/mix was favorably impacted by higher average mill selling prices, up $72 per ton reflecting: Higher prices of $29 million due to higher domestic and export containerboard and kraft paper prices Favorable product mix of $7 million primarily reflects 13,000 tons of lower roll pulp, 29,000 tons of higher Durasorb shipments and10,000 tons of higher extensible kraft paper shipments Higher corrugated prices of $20 million for October 2016 and March 2017 price increases 4 Sales volume up $26 million in Paper and Packaging segment (up 35,000 tons) Inflation includes $10 million for OCC and $2 million for salaries/wages Planned outages reflect $9 million at Charleston (machine upgrade and annual maintenance) Other includes $7 million higher freight/maintenance Unanticipated includes $4 million for unplanned boiler outages, $2 million for customer bankruptcy and $1 million due to hurricanes $ in Millions $ in Millions

Q3 2017 Compared to Q2 2017 $28 $128 $7 $121 Price/mix was favorably impacted by higher average mill selling prices, up $37 per ton reflecting: Higher prices of $17 million due to March containerboard and corrugated products increases, $2 million of higher export containerboard prices, and $3 million of higher kraft paper and Kraftpak prices Favorable product mix of $2 million primarily reflects higher domestic containerboard shipments Sales volume up 36,000 tons in Paper and Packaging segment mainly due to specialty paper Distribution segment sales and earnings down due to seasonality Lower planned outage costs of $5 million due to $14 million of annual outages at Roanoke Rapids and Longview in Q2, partially offset by $9 million at Charleston in Q3 Other costs include $5 million for management incentives; $2 million for OCC Unanticipated includes $4 million for unplanned boiler outages, $2 million for customer bankruptcy and $1 million for hurricanes 5 $ in Millions $ in Millions Favorable Price/Mix and Lower Outages Drive Improvement Net Sales $823$28$27$10$868 Adjusted EBITDA $6$5$7$4 $100

Cash Flows million YOY primarily due to improved working capital $75 million early principal payment included 6 $ in Millions Q3 Operating Cash Flows $123$126 20162017 For Q3 2017 cash flow from operations increased $3 Capex increased by $8 million to $34 million Net debt at September 30, 2017 - $1,475 million, down $81 million from June 30, 2017 No principal payments due until Q2 2020 Debt to EBITDA leverage ratio (per credit agreement) 3.87 times – September 30, 2017 4.17 times – June 30, 2017 $10 million cash dividend paid in July

Quarterly Key Performance Indicators 469 475 476 451 249 223 7 (1)Containerboard includes all domestic and export sales of linerboard and medium (2)Specialty paper includes Kraft paper, Durasorb, Kraftpak and roll pulp Sales and Production Average Mill Revenue per Ton $698$661 3Q 172Q 173Q 16 Tons Produced (000) 693688700 3Q 172Q 173Q 16 Mill External Shipments (000) 506 3Q 172Q 173Q 16 Paper and Packaging Product Mix (000 Tons) Containerboard and Corrugated Products(1) Specialty Paper(2) 260 3Q 172Q 173Q 16 3Q 172Q 173Q 16

Key Assumptions for Q4 2017

Compared to Q3 2017 expected impacts to Q4 2017 results for the following:

- Unanticipated events in Q3 2017 of $7 million not expected to re-occur in Q4
- Price/Mix impact should be:
  - Price benefits:
    - $50 per ton kraft paper increase: $2 million
    - Higher export linerboard prices: $1 million
    - Saturating kraft price increase not significant until Q1 2018
  - Seasonally less favorable product mix due to lower Durasorb shipments and corrugated products mix: ($6 million)
- Lower corrugated products volume due to one less shipping day and seasonality: ($4 million)
- Planned maintenance outages: ($1 million)
- Lower recycled fiber costs: $5 million, partially offset by ($3 million) of higher virgin fiber costs in Northwest
- Seasonally higher energy costs: ($1 million)
- Extended recovery boiler outage at LV due to discovery of additional repairs: ($3 million)
- Distribution segment seasonally weaker ($2 million)
- Lower interest expense due to improved leverage ratio subject to December Fed rate action
- Effective income tax rate of 34 percent. Cash income tax rate of 30 percent
- CAPEX in Q4 2017: $29 million
  - Full year 2017: $136 million

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Maintenance Outage Expense & Production Impact *The 12,800 ton impact includes 11,600 tons at Roanoke Rapids ** 11,500 ton impact mainly reflects boiler outages at Charleston and Longview, and a PM1 upgrade at Charleston *** Includes boiler outages at Longview and Roanoke Rapids and a cogeneration outage at Charleston 9 Financial Impact ($ in millions) Q1 Q2 Q3 Q4 Year 2015 Actual $ 8.6 $11.1 $4.4 $ 13.3 $ 37.4 2016 Actual $6.6 $19.0 $3.8 $3.2 $ 32.6 2017 Actual / Forecast $6.2 $17.6 $13.0 $14.1 $ 50.9 Lost Production Impact (Tons) Q1 Q2 Q3 Q4 Year 2015 Actual 2,000 10,400 2,400 16,900 31,700 2016 Actual 4,800 12,900 1,900 5,300 24,900 2017 Actual / Forecast 6,400 12,800* 11,500** 9,700*** 40,400